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                                                                 Exhibit 10.21.1

               Amendment No. 1 to the 2000 Equity Incentive Plan
               -------------------------------------------------

  The ChipPAC, Inc. 2000 Equity Incentive Plan (the "2000 Plan") is hereby amended effective as of March 16, 2001:

  1. By amending and restating Section 3 of the 2000 Plan in its entirety as follows:

      "3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a) 10,500,000 Shares, plus (b) any Shares returned to the Company's 1999 Stock Purchase and Option Plan (the "Existing Plan") as a result of termination of options under the Existing Plan, plus (c) an annual increase to be added on the date of each annual meeting of the stockholders, of the Company, beginning with the 2001 annual meeting of the stockholders equal to one percent (1.0%) of the outstanding Shares on such date or such lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

      "If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan."

  2. By amending and restating Sections 5(3)(1) and (2) of the 2000 Plan in their entirety as follows:

      "(1) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 700,000 Shares.

      "(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 700,000 Shares which shall not count against the limit set for in subsection (1) above."

  3.  By adding the following definition to Section 2 of the 2000 Plan:

      "Administration Committee" means a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel."

  4. By amending and restating Section 2(1) of the 2000 Plan in its entirety as follows:

     "(1) "Administrator" means (A) the Board, (B) any Committee of the Board or
  (C) Administration  Committee."
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5.  By amending and restating Section 4(1)(4) of the 2000 Plan in its entirety as follows:

                "(4) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws or (C) the Administration Committee with respect to the grant of Options for the purchase of less than 30,000 Shares during any twelve-month period to any Service Provider who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer."

     6. By amending and restating the introduction to Section 4(2) of the 2000 Plan as follows:

                "(2) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or the Administration Committee, subject to the specific duties delegated by the Board to such Committee or Administration Committee, the Administrator shall have the authority, in its discretion:"

    Capitalized terms not defined herein have the meanings set forth in the 2000 Plan.

    To record the due adoption of the foregoing amendment, ChipPAC, Inc. has caused the execution hereof by its duly authorized officer.


                                 ChipPAC, Inc.

                                 By: /s/ Patricia H. McCall
                                     ------------------------------

                                 Title: Senior Vice President Administration,
                                        General Counsel and Secretary

                                 Date:  As of March 16, 2001